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                                                                   EXHIBIT 23.01






                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this registration statement on Form S-3 of (i) our report dated March 13, 1998 on our audits of the consolidated financial statements and financial statement schedules of Excel Realty Trust, Inc. and Subsidiaries ("Excel") as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which is included in the Annual Report on Form 10-K of Excel for the year ended December 31, 1997 and (ii) our report dated September 9, 1998, except for note Q for which the date is September 28, 1998, on our audits of the consolidated financial statements and financial statement schedules of New Plan Realty Trust and Subsidiaries ("New Plan") as of July 31, 1998 and 1997 and for each of the three years in the period ended July 31, 1998, which is included in the Annual Report on Form 10-K of New Plan for the year ended July 31, 1998. We also consent to the reference to our firm under the caption "Experts".




                                      /s/ PricewaterhouseCoopers LLP
                                      -----------------------------------------
                                      PricewaterhouseCoopers LLP


San Diego, California
November 17, 1998